UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 9, 2005
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                        MOBILE REACH INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    000-29313                  20-0121007
 ---------------------------   ----------------------         -----------------
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
       of incorporation)                                     Identification No.)


                      2054 Kildaire Farm Rd. #353, Cary NC          27511
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                    (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (919) 376-0231
                                                           --------------

                                 NOT APPLICABLE
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 9, 2005, in connection with the financing transaction previously disclosed on a Form 8-K dated May 3, 2005 (the "Initial Form 8-K"), Mobile Reach International, Inc. (the "Company") executed definitive agreements for the purchase by institutional, accredited investors (collectively, the "Investors") of $100,000 of principal amount of 8% convertible promissory notes of the Company ("Note" or the "Notes"), maturing on April 1, 2006, convertible at the Investor's option, into shares of the Company's common stock, $.0001 par value (the "Common Stock") at a per share conversion price equal to the lesser of (i) 70% of the average of the closing bid prices of the Common Stock as reported by Bloomberg, L.P. for the principal trading market of the Company for the three trading days immediately preceding the closing on April 28, 2005 (the "Closing Date Conversion Price"), or (ii) the average of the three lowest closing bid prices for the ten trading days preceding the conversion date. In connection with the issuance of the Notes, the Company issued to the Investors five-year common stock purchase warrants (the "Warrants") to purchase the number of shares of Common Stock which would be issued on the closing date assuming the conversion of all of the outstanding Notes on the closing date at the Closing Date Conversion Price. The exercise price of the Warrants is equal to the Closing Date Conversion Price. Following the effective date of the Registration Statement (as defined below), the Warrants shall provide for cashless exercise. The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment for certain dilution events or in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Subject to certain excepted issuances, the Investors have a right of first refusal with respect to any proposed sale of Company securities for a period of one year following the effective date of the Registration Statement.

As of the date of the filing of this Current Report on Form 8-K and including amounts previously disclosed in the Initial Form 8-K, the Company has received gross proceeds of $350,000 and net proceeds of approximately $315,000, after payment of offering related fees and expenses.

Provided that the Company is not in default under the Notes or other transaction documents, the Company will have the right, subject to the conversion rights of the Investors under the Notes, to prepay the principal amount and accrued but unpaid interest of the Notes at any time for an amount equal to 120% of the original principal amount of the Notes.

The Notes may not be converted prior to the Company obtaining approval of stockholders to increase the number of authorized shares of Common Stock (the "Share Increase") to allow for any such conversions. The Company has agreed to file an information or proxy statement with the Securities and Exchange Commission to obtain stockholder approval of the Share Increase by May 16, 2005 (the "Filing Date"), and to use reasonable best efforts to obtain stockholder approval not later than 90 days from the earlier of the Filing Date or the actual date of filing by the Company.

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In addition, the Company has agreed to file within 90 days of the closing a registration statement (the "Registration Statement") covering the shares of Common Stock underlying the Notes and Warrants, and have such Registration Statement declared effective within 120 days of the closing. The Company will be obligated to pay liquidated damages to the holders of the Notes if the Registration Statement is not timely filed or declared effective, if the effectiveness of the Registration Statement is subsequently suspended for more than certain specified permitted periods (each, an "Event Date"), and for certain other specified events, in an amount equal to 1% for the first 30 days (or portion thereof) following an Event Date and 2% for each thirty day period (or portion thereof) thereafter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

 None.

(b) Pro Forma Financial Information.

 None.

(c) Exhibits.

4.1 Form of Common Stock Purchase Warrant issued by Mobile Reach International, Inc. to certain investors as of May 9, 2005 hereby incorporated by reference to the Form 8-K dated May 3, 2005.

4.2 Form of Convertible Note issued by Mobile Reach International, Inc. to certain investors as of May 9, 2005 hereby incorporated by reference to the Form 8-K dated May 3, 2005.

10.1 Form of Subscription Agreement dated as of May 9, 2005, among Mobile Reach International, Inc. and certain investors hereby incorporated by reference to the Form 8-K dated May 3, 2005.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 13, 2005.


                                            Mobile Reach International, Inc.

                                            By:  /s/  Alan Christopher Johnson
                                               --------------------------------
                                                      Alan Christopher Johnson
                                                      Chief Executive Officer
May 13, 2005